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                                                                      EXHIBIT 11

CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
(In Thousands, Except Per Share Data)

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                                                                                                         Per Share
Year Ended December 31,                                             Net Income             Shares           Amount
-------------------------------------------------------------------------------------------------------------------
1999
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations .............................      $136,760              95,752           $1.43
                                                                     --------              ------           -----
NET INCOME ....................................................      $136,760              95,752           $1.43
                                                                     ========              ======           =====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations .............................      $136,760              95,752
Effect of dilutive securities:
  Exercise of stock options ...................................                               286
  Vesting of performance shares ...............................                               221
                                                                     --------              ------
Income from continuing operations, as adjusted.................       136,760              96,259           $1.42
                                                                     --------              ------           -----
NET INCOME, AS ADJUSTED .......................................      $136,760              96,259           $1.42
                                                                     ========              ======           =====

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                                                                                                         Per Share
Year Ended December 31,                                             Net Income             Shares           Amount
-------------------------------------------------------------------------------------------------------------------
1998

EARNINGS PER COMMON SHARE -- BASIC

Income from continuing operations ............................       $287,711              94,836           $3.03
Loss from discontinued energy marketing services operations...        (17,238)                               (.18)
Loss from disposal of energy marketing services operations....        (31,707)                               (.33)
                                                                     --------              ------           -----
NET INCOME ...................................................       $238,766              94,836           $2.52
                                                                     ========              ======           =====

EARNINGS PER COMMON SHARE -- DILUTED

Income from continuing operations ............................       $287,711              94,836
Effect of dilutive securities:
  Exercise of stock options ..................................                                511
  Vesting of performance shares ..............................                                374
  Conversion of 7 1/4% Convertible Subordinated Debentures....          1,578                 614
                                                                     --------              ------
Income from continuing operations, as adjusted ...............        289,289              96,335           $3.00
Loss from discontinued energy marketing services operations           (17,238)                               (.18)
Loss from disposal of energy marketing services operations...         (31,707)                               (.33)
                                                                     --------              ------           -----
NET INCOME, AS ADJUSTED ......................................       $240,344              96,335           $2.49
                                                                     ========             =======           =====

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                                                                                                         Per Share
Year Ended December 31,                                             Net Income             Shares           Amount
-------------------------------------------------------------------------------------------------------------------
1997

EARNINGS PER COMMON SHARE -- BASIC

Income from continuing operations.............................       $318,908              94,868           $3.36
Loss from discontinued energy marketing services operations...        (14,528)                               (.15)
                                                                     --------              ------           -----
NET INCOME....................................................       $304,380              94,868           $3.21
                                                                     ========              ======           =====

EARNINGS PER COMMON SHARE -- DILUTED

Income from continuing operations.............................       $318,908              94,868
Effect of dilutive securities:
  Exercise of stock options...................................                                674
  Vesting of performance shares...............................                                359
  Conversion of 7 1/4% Convertible Subordinated Debentures....         12,128               4,559
                                                                     --------             -------
Income from continuing operations, as adjusted................        331,036             100,460           $3.30
Loss from discontinued energy marketing services operations...        (14,528)                               (.15)
                                                                     --------             -------           -----
NET INCOME, AS ADJUSTED.......................................       $316,508             100,460           $3.15
                                                                     ========             =======           =====
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